EXHIBIT 23.1
CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009, which appears on page F-2 of the Annual Report to Shareholders of Spectrum Pharmaceuticals, Inc. We also consent to the references to our Firm in the Registration Statement.

/s/ Kelly & Company
Kelly & Company
June 29, 2009